Exhibit (h)(vi)(a)

AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Amended and Restated Participation Agreement, made and entered into as of the 1st day of May, 2000, by and among MFS Variable Insurance Trust, The Guardian Insurance & Annuity Company, Inc. and Massachusetts Financial Services Company, the parties do hereby agree that the following provisions amended to reflect the following:

1. Schedule A is deleted in its entirety and replaced with the Schedule A as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 1, 2000.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By its authorized officer,

By:	/s/ Bruce C. Long
Bruce C. Long Executive Vice President, Equity products

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios By its authorized officer and not individually,

By:	/s/ James R. Bordewick, Jr.
James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its authorized officer,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman and Chief Executive Officer

As of August 1, 2000

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolio Applicable to Policies
A. Variable Annuity Contracts

The Guardian Separate Account E	The Guardian Investor	Initial	MFS Growth with Income Series
	Retirement Asset Manager		MFS Emerging Growth Series
MFS New Discovery Series

The Guardian Separate Account D	The Guardian Investor		MFS Research Series
MFS Total Return Series

The Guardian Separate Account A	ValueGuard II

B. Variable Life Insurance Policies

The Guardian Separate Account B	Value Plus	Initial	MFS Growth with Income Series
MFS Emerging Growth Series
MFS Bond Series
MFS Total Return Series

The Guardian Separate Account K	Park Avenue Life		MFS Growth with Income Series
	(‘95 and ‘97)		MFS Emerging Growth Series
MFS Bond Series

The Guardian Separate Account M	Park Avenue VUL		MFS Total Return Series
MFS New Discovery Series
MFS Research Series

The Guardian Separate Account N	Park Avenue VUL -		MFS Growth with Income Series
	Millennium Series		MFS Emerging Growth Series
MFS Total Return Series
	Park Avenue SVUL -		MFS New Discovery Series
	Millennium Series*		MFS Research Series

The Guardian Separate Account F	C+C Annuity	Service	MFS Growth with Income Series
MFS Emerging Growth Series
MFS New Discovery Series
MFS Capital Opportunities Series
MFS Global Government Series

*	Effective July 20, 2000